EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 9 to the Registration Statement on Form SB-2, of our report included herein dated February 15, 2002, except for the third and fourth paragraphs of Note 8(A), the date of which is March 20, 2002 and Note 16, the date of which is October 1, 2002, relating to the consolidated financial statements of Color Imaging Inc.



                                      LAZAR LEVINE & FELIX LLP


New York, NY
January 17, 2003


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